Exhibit 23
Consent of Independent Registered Public Accounting Firm

The Board of Directors
First Business Financial Services, Inc.:

We consent to the incorporation by reference in Registration Statement Nos. 333-183274, 333-231418, 333-248131, 333-256132, and 333-272174 on Form S-8 of First Business Financial Services, Inc. of our report dated February 28, 2024 relating to the financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Oak Brook, Illinois
February 28, 2024